Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
Fourth Quarter and Year-End 2017 Financial Results

MOUNT PLEASANT, Texas, January 26, 2018 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter and year ended December 31, 2017. The company's net earnings for the quarter ended December 31, 2017 was $2.8 million, or $0.25 per basic share, compared to $3.6 million, or $0.40 per basic share, for the quarter ended December 31, 2016. The decrease in net earnings during the fourth quarter of 2017, compared to the same period in 2016, was primarily attributable to a one-time, non-cash charge to income tax provision of $1.7 million, or $0.17 per basic share, to reduce the value of our net deferred tax assets due to a tax rate reduction from 35% to 21%. The reduction in tax rate resulted from the Tax Cuts and Jobs Act of 2017 that was signed into law by President Trump on December 22, 2017. For the twelve months ended December 31, 2017, net earnings increased $2.3 million to $14.4 million from $12.1 million for the prior period. Basic earnings per share rose to $1.41 for the twelve months ended December 31, 2017 from $1.35 during the prior period. Net earnings for the twelve months ended December 31, 2017 before giving effect to the adjustment of our net deferred tax assets, was $16.1 million, compared to $12.1 million for the prior period, an increase in net earnings, before giving effect to the adjustment of our deferred tax assets, of $4.0 million, or 33.0%. The following table illustrates certain amounts and performance ratios before and after the effects of the one-time revaluation of our net deferred tax assets for the year ending December 31, 2017:

	Before Deferred Tax Asset Adjustment	After Deferred Tax Asset Adjustment
Net earnings	$16,134	$14,439
Return on average assets	0.85%	0.76%
Return on average equity	8.70	7.78
Earnings per common share, basic	$1.58	$1.41
Earnings per common share, diluted	1.56	1.40

The company's earnings per share and return on average equity were impacted by the issuance of 2,300,000 shares of common stock in the company's initial public offering, which closed in May 2017, as well as the additional one-time expense related to our deferred tax assets discussed above.

Net interest income for the fourth quarter of 2017 and 2016 was $15.5 million and $14.0 million, respectively, an increase of 10.4%. Net interest margin for the fourth quarter of 2017 and 2016 was 3.39% and 3.32%, respectively. Net interest income and net interest margin, on a taxable equivalent basis, were $15.9 million and 3.48%, respectively, for the fourth quarter of 2017.

The provision for loan losses was $600,000 in the fourth quarter of 2017, compared to $800,000 in the third quarter of 2017 and $400,000 in the fourth quarter of 2016. The provision for loan losses in the fourth quarter of 2017 increased over the prior year's quarter primarily due to loan portfolio growth of 4.07% during the fourth quarter of 2017, along with net charge-offs of $269,000 for the quarter ended December 31, 2017, compared to net charge offs of $82,000 during the same period in 2016. The level of provision during the third quarter of 2017 is primarily attributable to specific reserves calculated for certain impaired loans and a slight increase in general reserves due to minor increases in some qualitative factors. Nonperforming assets as a percentage of total loans were 0.64% at December 31, 2017, compared to 0.78% at September 30, 2017, and 0.77% at December 31, 2016.

Noninterest income increased 10.7% in the fourth quarter of 2017 to $3.8 million, compared to $3.4 million in the same quarter a year ago. Merchant and debit card fees increased 14.4% to $818,000, compared to $715,000 in the same quarter last year due to continued growth in net new accounts and debit cards. Fiduciary income increased 17.6% to $408,000 from $347,000 in the fourth quarter of 2016, primarily due to increases in the market values of assets under management, for which fee income is generally calculated as a percentage of the market value. Other categories of noninterest income increased with the continued growth of the bank.

Noninterest expense for the fourth quarter of 2017 totaled $12.3 million, compared to $12.0 million for the fourth quarter of 2016, an increase of 1.9%. The increase in noninterest expense in the fourth quarter of 2017 was primarily driven by a $368,000 increase in salary and employee benefit expenses when compared to the same quarter a year ago, a $174,000 increase in occupancy expenses and a $54,000 increase in software and technology expenses. The increase was partially offset by decreases in FDIC insurance expense of $156,000 and other non-interest expenses of $161,000. The company's efficiency ratio in the fourth quarter of 2017 was 64.13%, compared to 69.04% in the same quarter last year.

Net interest income increased $5.8 million to $59.6 million for the twelve months ended December 31, 2017 from $53.8 million during the prior period. The provision for loan losses totaled $2.9 million, compared to $3.6 million for the prior period. Noninterest income was $14.3 million for the twelve months ended December 31, 2017, compared to $13.0 million during the prior period. Noninterest expense was $48.4 million for the twelve months ended December 31, 2017, compared to $46.4 million during the prior period.

As of December 31, 2017, consolidated assets for the company totaled $2.0 billion, compared to $1.9 billion at September 30, 2017 and $1.8 billion at December 31, 2016. Loans totaled $1.4 billion at December 31, 2017, compared to loans of $1.3 billion at September 30, 2017 and $1.2 billion at December 31, 2016. Deposits totaled $1.7 billion at December 31, 2017, compared to $1.6 billion at September 30, 2017 and $1.6 billion at December 31, 2016. Shareholders' equity was to $207.3 million as of December 31, 2017, compared to $207.3 million at September 30, 2017 and $141.9 million at December 31, 2016. The increase from December 31, 2016 was primarily the result of operating earnings and the proceeds of the Company's initial public offering.

The company's Chairman and Chief Executive Officer, Ty Abston, said, "We are pleased with our fourth quarter and year-end results.  During 2017, we expanded into the growth markets of Austin and Fort Worth, Texas.   Our other de novo and acquired locations in the Dallas/Fort Worth and Central Texas regions have continued to mature and, along with our legacy East Texas locations, provide value to our overall brand and footprint.  We are very pleased with the successful execution of our strategies during the year and look forward to Guaranty’s continued future growth prospects."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2017				2016
	December 31	September 30	June 30	March 31	December 31
ASSETS
Cash and due from banks	$40,482	$33,736	$36,389	$32,576	$39,605
Federal funds sold	26,175	34,250	17,700	83,175	60,600
Interest-bearing deposits	24,771	27,075	29,217	28,006	27,338
Total cash and cash equivalents	91,428	95,061	83,306	143,757	127,543
Securities available for sale	232,372	238,133	246,233	214,463	156,925
Securities held to maturity	174,684	179,081	182,248	185,837	189,371
Loans held for sale	1,896	3,400	2,435	1,446	2,563
Loans, net	1,347,779	1,294,847	1,284,318	1,241,215	1,233,651
Accrued interest receivable	8,174	6,440	7,631	6,304	7,419
Premises and equipment, net	43,818	43,958	44,491	44,823	44,810
Other real estate owned	2,244	1,929	1,733	1,637	1,692
Cash surrender value of life insurance	19,117	18,376	18,035	17,922	17,804
Deferred tax asset	2,543	4,267	4,121	4,426	4,892
Core deposit intangible, net	2,724	2,870	3,016	3,162	3,308
Goodwill	18,742	18,742	18,742	18,742	18,742
Other assets	17,103	16,949	16,160	17,465	19,616
Total assets	$1,962,624	$1,924,053	$1,912,469	$1,901,199	$1,828,336

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$410,009	$405,678	$387,725	$370,810	$358,752
Interest-bearing deposits	1,266,311	1,211,624	1,258,648	1,300,361	1,218,039
Total deposits	1,676,320	1,617,302	1,646,373	1,671,171	1,576,791
Securities sold under agreements to repurchase	12,879	12,920	14,153	12,663	10,859
Accrued interest and other liabilities	7,117	7,601	7,921	7,595	6,006
Other debt	—	—	—	18,929	18,286
Federal Home Loan Bank advances	45,153	65,157	25,161	25,165	55,170
Subordinated debentures	13,810	13,810	14,310	19,310	19,310
Total liabilities	1,755,279	1,716,790	1,707,918	1,754,833	1,686,422
Commitments and contingent liabilities:
KSOP-owned shares (1)	—	—	—	34,300	31,661

Shareholders' equity	207,345	207,263	204,551	146,366	141,914
Less: KSOP-owned shares (1)	—	—	—	34,300	31,661
Total shareholders' equity	207,345	207,263	204,551	112,066	110,253
Total liabilities and shareholders' equity	$1,962,624	$1,924,053	$1,912,469	$1,901,199	$1,828,336

	Quarter Ended
	2017				2016
	December 31	September 30	June 30	March 31	December 31
INCOME STATEMENTS
Interest income	$18,689	$18,165	$17,792	$17,136	$16,717
Interest expense	3,201	3,063	2,993	2,895	2,692
Net interest income	15,488	15,102	14,799	14,241	14,025

Provision for loan losses	600	800	800	650	400
Net interest income after provision for loan losses	14,888	14,302	13,999	13,591	13,625
Noninterest income	3,779	3,702	3,516	3,282	3,414
Noninterest expense	12,265	12,166	11,906	12,045	12,040
Income before income taxes	6,402	5,838	5,609	4,828	4,999
Income tax provision	3,594	1,699	1,633	1,312	1,425
Net earnings	$2,808	$4,139	$3,976	$3,516	$3,574

PER COMMON SHARE DATA
Earnings per common share, basic	$0.25	$0.37	$0.40	$0.40	$0.40
Earnings per common share, diluted	0.25	0.37	0.39	0.40	0.40
Cash dividends per common share	0.14	0.13	0.26	—	0.26
Book value per common share - end of quarter	18.75	18.74	18.50	16.72	16.22
Tangible book value per common share - end of quarter(2)	16.81	16.79	16.53	14.22	13.70
Common shares outstanding - end of quarter	11,058,956	11,058,956	11,058,956	8,753,933	8,751,923
Weighted-average common shares outstanding, basic	11,058,956	11,058,956	10,019,049	8,751,945	8,968,262
Weighted-average common shares outstanding, diluted	11,162,329	11,164,429	10,106,825	8,784,410	8,976,328

PERFORMANCE RATIOS
Return on average assets (annualized)	0.58%	0.87%	0.85%	0.76%	0.79%
Return on average equity (annualized)	5.36	7.99	8.85	9.72	9.68
Net interest margin (annualized)	3.39	3.38	3.40	3.24	3.32
Efficiency ratio(3)	64.13	64.70	65.10	68.74	69.04

	Twelve months ended
	December 31,
	2017	2016
INCOME STATEMENTS
Interest income	$71,782	$64,708
Interest expense	12,152	10,868
Net interest income	59,630	53,840
Provision for loan losses	2,850	3,640
Net interest income after provision for loan losses	56,780	50,200
Noninterest income	14,279	13,016
Noninterest expense	48,382	46,380
Income before income taxes	22,677	16,836
Income tax provision	8,238	4,715
Net earnings	$14,439	$12,121

PER COMMON SHARE DATA
Earnings per common share, basic	$1.41	$1.35
Earnings per common share, diluted	1.40	1.35
Cash dividends per common share	0.54	0.52
Book value per common share - end of quarter	18.75	16.22
Common shares outstanding - end of quarter	11,058,956	8,751,923
Weighted-average common shares outstanding, basic	10,230,840	8,968,262
Weighted-average common shares outstanding, diluted	10,313,369	8,976,328

PERFORMANCE RATIOS
Return on average assets	0.76%	0.68%
Return on average equity	7.78	8.34
Net interest margin	3.38	3.27
Efficiency ratio(3)	65.61	69.46
(1) In accordance with provisions of the Internal Revenue Code applicable to private companies, the terms of our KSOP required us, for a specified time, to repurchase shares of our common stock distributed to participants from the KSOP. Accordingly, the shares of our common stock held by the KSOP while we were a private company are reflected in our consolidated balance sheet as a line item between total liabilities and shareholders’ equity. Upon listing of our common stock on the NASDAQ Global Select Market in May 2017, this repurchase obligation terminated and, consequently, we were no longer required to deduct KSOP-owned shares from shareholders’ equity.
(2) See Reconciliation of non-GAAP Financial Measures table
(3) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2017				2016
	December 31	September 30	June 30	March 31	December 31
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$197,508	$192,368	$217,310	$205,351	$223,712
Real estate:
Construction and development	196,774	201,542	178,041	153,227	129,631
Commercial real estate	418,137	393,710	379,083	373,252	368,077
Farmland	59,023	54,351	63,841	62,133	62,366
1-4 family residential	374,371	364,530	355,121	359,565	361,665
Multi-family residential	36,574	23,259	28,858	23,943	26,079
Consumer	51,267	51,379	51,244	52,755	53,177
Agricultural	25,596	24,449	21,854	21,473	18,901
Overdrafts	294	698	364	390	317
Total loans(1)(2)	$1,359,544	$1,306,286	$1,295,716	$1,252,089	$1,243,925

	Quarter Ended
	2017				2016
	December 31	September 30	June 30	March 31	December 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$12,528	$12,525	$11,928	$11,484	$11,166
Loans charged-off	(979)	(929)	(302)	(248)	(243)
Recoveries	710	132	99	42	161
Provision for loan losses	600	800	800	650	400
Balance at end of period	$12,859	$12,528	$12,525	$11,928	$11,484

Allowance for loan losses / period-end loans	0.95%	0.96%	0.97%	0.95%	0.92%
Allowance for loan losses / nonperforming loans	321.2	217.7	316.4	389.0	260.5
Net charge-offs / average loans (annualized)	0.08	0.25	0.06	0.07	0.03

NON-PERFORMING ASSETS
Non-accrual loans (3)	$4,004	$5,755	$3,958	$3,066	$4,409
Other real estate owned	2,244	1,929	1,733	1,637	1,692
Repossessed assets owned	2,466	2,479	3,501	3,526	3,530
Total non-performing assets	$8,714	$10,163	$9,192	$8,229	$9,631

Non-performing assets as a percentage of:
Total loans(1)(3)	0.64%	0.78%	0.71%	0.66%	0.77%
Total assets	0.44	0.53	0.48	0.43	0.53

Restructured loans-nonaccrual	$—	$—	$—	$42	$43
Restructured loans-accruing	657	316	323	330	462

	Quarter Ended
	2017				2016
	December 31	September 30	June 30	March 31	December 31
NONINTEREST INCOME
Service charges	$945	$986	$938	$877	$905
Net realized gain on securities transactions	142	—	25	—	—
Net realized gain on sale of loans	491	589	472	429	487
Fiduciary income	408	362	343	350	347
Bank-owned life insurance income	114	116	114	117	116
Merchant and debit card fees	818	778	791	732	715
Loan processing fee income	143	146	163	145	149
Other noninterest income	718	725	670	632	695
Total noninterest income	$3,779	$3,702	$3,516	$3,282	$3,414

NONINTEREST EXPENSE
Employee compensation and benefits	$6,922	$6,729	$6,440	$6,987	$6,554
Occupancy expenses	1,848	1,938	1,866	1,748	1,674
Legal and professional fees	589	692	419	361	577
Software and technology	556	533	517	483	502
Amortization	252	258	259	264	261
Director and committee fees	304	253	248	259	260
Advertising and promotions	314	303	335	241	263
ATM and debit card expense	133	253	264	249	228
Telecommunication expense	114	128	141	143	171
FDIC insurance assessment fees	144	162	174	191	300
Other noninterest expense	1,089	917	1,243	1,119	1,250
Total noninterest expense	$12,265	$12,166	$11,906	$12,045	$12,040

	Twelve months ended
	December 31,
	2017	2016
NONINTEREST INCOME
Service charges	$3,746	$3,530
Net realized gain on securities transactions	167	82
Net realized gain on sale of loans	1,981	1,718
Fiduciary income	1,463	1,405
Bank-owned life insurance income	461	453
Merchant and debit card fees	3,119	2,741
Loan processing fee income	597	622
Other noninterest income	2,745	2,465
Total noninterest income	$14,279	$13,016

NONINTEREST EXPENSE
Employee compensation and benefits	$27,078	$25,611
Occupancy expenses	7,400	6,870
Legal and professional fees	2,061	1,935
Software and technology	2,089	1,870
Amortization	1,033	980
Director and committee fees	1,064	940
Advertising and promotions	1,193	1,015
ATM and debit card expense	899	933
Telecommunication expense	526	609
FDIC insurance assessment fees	671	1,200
Other noninterest expense	4,368	4,417
Total noninterest expense	$48,382	$46,380
(1) Excludes outstanding balances of loans held for sale of $1.6 million, $3.4 million, $2.4 million, $1.4 million and $2.6 million as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.
(2) Excludes deferred loan fees of $1.1 million, $1.1 million, $1.1 million, $1.1 million and $1.2 million as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.
(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended December 31,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,324,401	$15,899	4.76%	$1,242,873	$14,708	4.69%
Securities available for sale	241,458	1,403	2.31	143,655	666	1.84
Securities held to maturity	177,447	1,069	2.39	191,530	1,129	2.34
Nonmarketable equity securities	7,495	86	4.55	8,831	78	3.50
Interest-bearing deposits in other banks	63,997	232	1.44	89,271	136	0.60
Total interest-earning assets	1,814,798	18,689	4.09	1,676,160	16,717	3.96
Allowance for loan losses	(12,743)			(11,340)
Noninterest-earnings assets	145,069			144,919
Total assets	$1,947,124			$1,809,739
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,233,932	$2,843	0.91%	$1,193,883	$2,259	0.75%
Advances from FHLB and fed funds purchased	59,938	178	1.18	55,391	59	0.42
Other debt	—	—	—	12,281	134	4.33
Subordinated debentures	13,810	165	4.74	19,332	226	4.64
Securities sold under agreements to repurchase	14,402	15	0.41	15,235	14	0.36
Total interest-bearing liabilities	1,322,082	3,201	0.96	1,296,122	2,692	0.82
Noninterest-bearing liabilities:
Noninterest-bearing deposits	408,959			359,557
Accrued interest and other liabilities	6,638			6,310
Total noninterest-bearing liabilities	415,597			365,867
Shareholders’ equity	209,445			147,750
Total liabilities and shareholders’ equity	$1,947,124			$1,809,739
Net interest rate spread(2)			3.13%			3.13%
Net interest income		$15,488			$14,025
Net interest margin(3)			3.39%			3.32%
(1) Includes average outstanding balances of loans held for sale of $1.6 million and $2.6 million for the three months ended December 31, 2017 and 2016, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

	For the Twelve Months Ended December 31,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,283,253	$61,014	4.75%	$1,179,938	$55,565	4.71%
Securities available for sale	223,095	5,081	2.28	198,372	3,723	1.88
Securities held to maturity	182,549	4,409	2.42	182,870	4,678	2.56
Nonmarketable equity securities	7,134	465	6.52	8,547	271	3.17
Interest-bearing deposits in other banks	70,692	813	1.15	78,232	471	0.60
Total interest-earning assets	1,766,723	71,782	4.06	1,647,959	64,708	3.93
Allowance for loan losses	(12,217)			(10,826)
Noninterest-earnings assets	144,971			139,575
Total assets	$1,899,477			$1,776,708
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,241,115	$10,604	0.85%	$1,175,520	$9,050	0.77%
Advances from FHLB and fed funds purchased	46,268	472	1.02	62,961	299	0.47
Other debt	6,711	301	4.49	13,198	586	4.44
Subordinated debentures	15,902	724	4.55	20,313	882	4.34
Securities sold under agreements to repurchase	13,306	51	0.38	13,011	51	0.39
Total interest-bearing liabilities	1,323,302	12,152	0.92	1,285,003	10,868	0.85
Noninterest-bearing liabilities:
Noninterest-bearing deposits	384,049			340,240
Accrued interest and other liabilities	6,648			6,080
Total noninterest-bearing liabilities	390,697			346,320
Shareholders’ equity	185,478			145,385
Total liabilities and shareholders’ equity	$1,899,477			$1,776,708
Net interest rate spread(2)			3.14%			3.08%
Net interest income		$59,630			$53,840
Net interest margin(3)			3.38%			3.27%
(1) Includes average outstanding balances of loans held for sale of $1.7 million and $3.0 million for the twelve months ended December 31, 2017 and 2016, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2017				2016
	December 31	September 30	June 30	March 31	December 31
Total shareholders’ equity, including KSOP-owned shares	$207,345	$207,263	$204,551	$146,366	$141,914
Adjustments:
Goodwill	(18,742)	(18,742)	(18,742)	(18,742)	(18,742)
Core deposit and other intangibles	(2,724)	(2,870)	(3,016)	(3,162)	(3,308)
Total tangible common equity	$185,879	$185,651	$182,793	$124,462	$119,864
Common shares outstanding - end of period(1)	11,921,298	11,058,956	11,058,956	8,753,933	8,751,923
Book value per common share	$17.39	$18.74	$18.50	$16.72	$16.22
Tangible book value per common share	15.59	16.79	16.53	14.22	13.70
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 28 banking locations across 20 Texas communities located within the East Texas, Dallas/Fort Worth Metroplex and Central Texas regions of the state. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Cappy Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.